Exhibit No. 25.4
                                 ----------------


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)_____



                     _________________________________


                      THE FIRST NATIONAL BANK OF CHICAGO
             (Exact name of trustee as specified in its charter)

    A National Banking Association                       36-0899825
                                                      (I.R.S. employer
                                                   identification number)

One First National Plaza, Chicago, Illinois                    60670-0126
 (Address of principal executive offices)                      (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
           Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
          (Name, address and telephone number of agent for service)


                    ___________________________________


                  PREMIER AUTO TRUST 1997-1 AND EACH OTHER
                PREMIER AUTO TRUST 199__-__ THAT ISSUES NOTES
            UNDER THE RELATED PROSPECTUS AND PROSPECTUS SUPPLEMENT
             (Exact name of obligor as specified in its charter)


           Delaware                                        Applied for
(State or other jurisdiction of                         (I.R.S. employer
 incorporation or organization)                      identification number)

c/o Chase Manhattan Bank Delaware, as Owner Trustee
1201 Market Street
9th Floor
Wilmington, Delaware                                           19801
(Address of principal executive offices)                    (Zip Code)


                              Asset Backed Notes
                       (Title of Indenture Securities)




Item 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          --------------------


          INFORMATION AS TO THE TRUSTEE:

          (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

               Comptroller  of  Currency, Washington,  D.C.,  Federal Deposit
               Insurance  Corporation,   Washington,  D.C.,   The  Board   of
               Governors of the Federal Reserve System, Washington D.C.

          (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.


ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR IS AN AFFILIATE OF
          ------------------------------
          THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS
          -----------------
          STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6. The consent of the trustee required by Section 321(b) of the Act.

          7.   A  copy of  the  latest  report of  condition  of the  trustee
               published  pursuant  to   law  or  the  requirements   of  its
               supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.





*EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).





     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 24th day of February, 1997.


                         The First National Bank of Chicago,
                         Trustee




                         By:     /s/ Steven M. Wagner
                              ----------------------------------------
                              Steven M. Wagner
                              Vice President





                                  EXHIBIT 6



                     THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT



                                                  February 24, 1997


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of one or more indentures between Premier Auto Trust 1997-1 and each other Premier Auto Trust 199__-__ that issues notes under the related prospectus and prospectus supplement and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                         Very truly yours,

                         The First National Bank of Chicago



                         By:     /s/ Steven M. Wagner
                              -------------------------------------
                              Steven M. Wagner
                              Vice President





                                  EXHIBIT 7

Legal Title of Bank:          The First National Bank of Chicago
Address:                      One First National Plaza, Ste 0460
City, State  Zip:             Chicago, IL  60670
FDIC Certificate No.:         0/3/6/1/8
                              ---------

Call Date:  09/30/96
ST-BK:      17-1630 FFIEC 031
            Page RC-1

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1996

All schedules are to  be reported in thousands of dollars.   Unless otherwise
indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                 C400
          <-
                                                           DOLLAR AMOUNTS IN                 ------------
       ---------
                                                                THOUSANDS          RCFD      BIL MIL THOU
                                                        -----------------------    ----      ------------
ASSETS
1.   Cash and balances due from depository institutions
     (from Schedule RC-A):
     a. Noninterest-bearing balances and currency
        and coin(1) . . . . . . . . . . . . . . . . . .                            0081        4,041,784
          1.a.
     b. Interest-bearing balances(2)  . . . . . . . . .                            0071        5,184,890
          1.b.
2.   Securities
     a. Held-to-maturity securities (from Schedule RC-B,
        column A) . . . . . . . . . . . . . . . . . . .                            1754                0
          2.a.
     b. Available-for-sale securities (from Schedule
        RC-B, column D) . . . . . . . . . . . . . . . .                            1773        3,173,481
          2.b.
3.   Federal funds sold and securities purchased under
     agreements to resell in domestic offices of the
     bank and its Edge and Agreement subsidiaries, and
     in IBFs:
     a. Federal Funds sold. . . . . . . . . . . . . . .                            0276        3,505,874
          3.a.
     b. Securities purchased under agreements
        to resell . . . . . . . . . . . . . . . . . . .                            0277          145,625
          3.b.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from
        Schedule RC-C). . . . . . . . . . . . . . . . .    RCFD 2122 22,835,958
          4.a.
     b. LESS: Allowance for loan and lease losses . . .    RCFD 3123    418,851
          4.b.
     c. LESS: Allocated transfer risk reserve . . . . .    RCFD 3128          0
          4.c.
     d. Loans and leases, net of unearned income,
        allowance, and reserve (item 4.a minus
        4.b and 4.c). . . . . . . . . . . . . . . . . .                            2125       22,417,107
          4.d.
5.   Assets held in trading accounts. . . . . . . . . .                            3545        8,121,948
          5.
6.   Premises and fixed assets (including capitalized
     leases). . . . . . . . . . . . . . . . . . . . . .                            2145          707,971
          6.
7.   Other real estate owned (from Schedule RC-M) . . .                            2150            9,184
          7.
8.   Investments in unconsolidated subsidiaries and
     associated companies (from Schedule RC-M). . . . .                            2130           53,803
          8.
9.   Customers' liability to this bank on acceptances
     outstanding. . . . . . . . . . . . . . . . . . . .                            2155          626,690
          9.
10.  Intangible assets (from Schedule RC-M) . . . . . .                            2143          310,246
         10.
11.  Other assets (from Schedule RC-F). . . . . . . . .                            2160        1,658,123
         11.
12.  Total assets (sum of items 1 through 11) . . . . .                            2170       49,956,726
         12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.




Legal Title of Bank:          The First National Bank of Chicago
Address:                      One First National Plaza, Ste 0460


City, State  Zip:             Chicago, IL  60670
FDIC Certificate No.:         0/3/6/1/8
                              ---------

Call Date:     09/30/96
ST-BK:         17-1630 FFIEC 031
               Page RC-2

SCHEDULE RC-CONTINUED

                                                         DOLLAR AMOUNTS IN
                                                              Thousands                        BIL MIL THOU
                                                         --------------------                  ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of
        columns A and C from Schedule RC-E, part 1) . .                            RCON 2200     22,369,341
          13.a.
        (1) Noninterest-bearing(1). . . . . . . . . . .  RCON 6631  9,726,987
          13.a.(1)
        (2) Interest-bearing. . . . . . . . . . . . . .  RCON 6636 12,642,354
          13.a.(2)
     b. In foreign offices, Edge and Agreement
        subsidiaries, and IBFs (from Schedule RC-E,
        part II). . . . . . . . . . . . . . . . . . . .                            RCFN 2200     10,026,286
          13.b.
        (1) Noninterest bearing . . . . . . . . . . . .  RCFN 6631    336,746
          13.b.(1)
        (2) Interest-bearing. . . . . . . . . . . . . .  RCFN 6636  9,689,540
          13.b.(2)
14.  Federal funds purchased and securities sold under
     agreements to repurchase in domestic offices of
     the bank and of its Edge and Agreement
     subsidiaries, and in IBFs:
     a. Federal funds purchased . . . . . . . . . . . .                            RCFD 0278        884,553
          14.a.
     b. Securities sold under agreements to
        repurchase. . . . . . . . . . . . . . . . . . .                            RCFD 0279        717,211
          14.b.
15.  a. Demand notes issued to the U.S. Treasury. . . .                            RCON 2840         14,120
          15.a.
     b. Trading Liabilities . . . . . . . . . . . . . .                            RCFD 3548      5,409,585
          15b.
16.  Other borrowed money:
     a. With original maturity of one year or less. . .                            RCFD 2332      3,414,577
          16.a.
     b. With original maturity of more than one year. .                            RCFD 2333         46,685
          16b.
17.  Mortgage indebtedness and obligations under
     capitalized leases . . . . . . . . . . . . . . . .                            RCFD 2910        285,671
          17.
18.  Bank's liability on acceptance executed and
     outstanding. . . . . . . . . . . . . . . . . . . .                            RCFD 2920        626,690
          18.
19.  Subordinated notes and debentures. . . . . . . . .                            RCFD 3200      1,250,000
          19.
20.  Other liabilities (from Schedule RC-G) . . . . . .                            RCFD 2930      1,005,205
          20.
21.  Total liabilities (sum of items 13 through 20) . .                            RCFD 2948     46,049,924
          21.
22.  Limited-Life preferred stock and related surplus .                            RCFD 3282              0
          22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus. . .                            RCFD 3838              0
          23.
24.  Common stock . . . . . . . . . . . . . . . . . . .                            RCFD 3230        200,858
          24.
25.  Surplus (exclude all surplus related to preferred
     stock) . . . . . . . . . . . . . . . . . . . . . .                            RCFD 3839      2,925,894
          25.
26.  a. Undivided profits and capital reserves. . . . .                            RCFD 3632        770,670
          26.a.
     b. Net unrealized holding gains (losses) on
        available-for-sale securities . . . . . . . . .                            RCFD 8434         10,194
          26.b.
27.  Cumulative foreign currency translation
     adjustments. . . . . . . . . . . . . . . . . . . .                            RCFD 3284           (814)
          27.
28.  Total equity capital (sum of items 23 through 27).                            RCFD 3210      3,906,802
          28.
29.  Total liabilities, limited-life preferred stock,
     and equity capital (sum of items 21, 22, and 28) .                            RCFD 3300     49,956,726
          29.

Memorandum
To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of the
     statement below that best describes the most
     comprehensive level of auditing work performed
     for the bank by independent external auditors as                                               Number
                                                                                                    ------
     of any date during 1995. . . . . . . . . . . . . .                            RCFD 6724        / N/A /
          M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
     (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

_______________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.